UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report - January 31, 2007

(Date of earliest event reported)

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware 1-10031 22-2465204

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification Number)

1615 West Chester Pike, West Chester, PA 19382

(Address of principal executive offices) (Zip Code)

Area Code (484) 947-2000

(Registrant's telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 1, 2007, Nobel Learning Communities, Inc. (the "Registrant") announced the conversion of all of the issued and outstanding shares of its Series E Convertible Preferred Stock (the "Series E Stock") into shares of the Registrant's common stock (the "Common Stock"). Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Stock (the "Certificate"), the Registrant had the option to effect such conversion if the trading price of the Common Stock closed above $11.25 per share - or 2.5 times the original purchase price ($4.50 per share) for the Series E Stock - for twenty (20) trading days within a period of thirty (30) consecutive trading days. This condition was met at the close of trading on January 30, 2007, and the Registrant notified the holders of its Series E Stock of the conversion on January 31, 2007. Conversion of the Series E Stock into Common Stock is deemed to have been made immediately prior to the close of business on the date of the notice. Pursuant to the Certificate, the 1,550,666 issued and outstanding shares of the Series E Stock are convertible at the rate of one (1) share of Series E Stock for one (1) share of Common Stock. No shares of the Series E Preferred Stock remain outstanding. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 8.01 as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description of Document

99.1 Press release dated February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2007

NOBEL LEARNING COMMUNITIES, INC.

By: /s/ George Bernstein
Name: George Bernstein
Title: Chief Executive Officer